UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2008

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

ADDvantage Technologies Group, Inc. (NASDAQ: AEY), announced today that it will present at the LD MICRO Conference, which will take place Tuesday, April 29 at the Omni Los Angeles Hotel in Los Angeles, California.

Ken Chymiak, President and Chief Executive Officer will provide an overview of the company and financial highlights at 3:00 p.m. PT. In addition, Mr. Chymiak will be available for one-on-one meetings throughout the day. Investors interested in scheduling a meeting with management are asked to contact David Burke at (212) 896-1258 or Lee Roth at (212) 896-1209.

Approximately 250 investors are expected to be in attendance, representing over 100 institutions that focus on and invest in small and micro-cap companies.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated April 24, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: April 24 2008

By: /s/ Daniel E. O'Keefe
Daniel E. O'Keefe
Vice-President, Chief Financial Officer, & Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 24, 2008 issued by the Company.